TRAVELERS VARIABLE LIFE ACCUMULATOR
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6


ILLUSTRATED CONTRACT INSURED

        Male age 38 preferred nonsmoker
        $670,000 Face Amount with Death Benefit Option 1
        $8,000.00 planned annual premium paid annually on the policy anniversary

        12% Hypothetical Gross Annual Investment Option Return
        Current Cost-of-Insurance Rates

POLICY VALUE

        ENDING          [ Beginning Policy Value + Net Premium - Monthly Deduction - COI Deduction ]    X
        POLICY        = Net Investment Factor
        VALUE

                      = [ $29,285.72 + $7,520.00 - $0.00 - $131.57 ]                         X           1.007890104

                      = $36,963.52


        Derivation of Investment Option Return:               10.54%

                                          Gross Investment Option Rate of Return:                                      12.00%
                              LESS        Assumed Asset Charges: *                                                      1.46%
                                                                                                         ---------------------
                                                                                                                       10.54%

               *        Asset charges vary by Investment Option. Actual asset charges deducted from
                        Gross Annual Rate of Return will vary with the contract holder's allocation of premium and policy value between the available Investment Options. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

        PERIODIC DEDUCTION FOR COST-OF-INSURANCE (COI) AND OTHER CONTRACT CHARGES
        (EXAMPLE ASSUMES CALCULATIONS ON THE 1ST MONTH OF THE 5TH POLICY YEAR)

        NET PREMIUM             =         Gross Premium               LESS         Premium Expense Charge
                                =                      $8,000         LESS         $8,000.00 x 6.00%
                                =                      $7,520

                     I) Premium Expense Charge equals 6.00% of Gross premiums received.

        MONTHLY
        DEDUCTION               =         Policy Fee + Administrative Expense Charge
                                =                       $0.00          +           $0.00
                                =                       $0.00

                    ii) Policy Fee for this example is $0.00
                   iii) Administrative Expense Charge is $0.00 monthly per $1,000 of Face

                        Administrative Expense Charge                  =           $0.00

        COI
        DEDUCTION               =         Net Amount at Risk           X           COI Rate
                                =         $631,008.03                  X           0.00020850000
                                =         $131.57

                      TRAVELERS VARIABLE LIFE ACCUMULATOR
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6


                    iv) The Currect monthly Cost-of-Insurance rate is 0.00020850000

                        Subtotal 1                 =          Beginning Policy Value                     PLUS
                                                              Net Premium                                LESS
                                                              Monthly Deduction

                                                   =                    $29,285.72 PLUS
                                                                         $7,520.00 LESS
                                                                             $0.00

                                                   =                    $36,805.72

                        Subtotal 2                 =          Corridor Percentage            X           Subtotal 1
                                                   =                2.36                     X           $29,285.72
                                                   =          $69,114.30

                        Minimum
                        Death                      =          The greater of Subtotal 2 and the Face Amount
                        Benefit
                                                   =          The greater of $69,114.30 and $670,000.00

                                                   =          $670,000.00

                        Net Amount                 =          Minimum Death Benefit / 1.0032737          LESS
                        at Risk                               Subtotal 1

                                                   =                   $667,813.75 LESS
                                                                        $36,805.72

                                                   =          $631,008.03

        NET INVESTMENT FACTOR

                        The Net Investment Factor is calculated each day the New York Stock Exchange is open for trading (a Valuation Date). The period between successive Valuation Dates is called a
                        Valuation Period.

                        We determine the Net Investment Factor for any Valuation Period using the following equation: ( A / B ) - C where:

                        A is:             1. The net asset value per share of Fund held in the Investment Option as of the
                                          Valuation Date;    PLUS

                                          2. The per share amount of any dividend or capital gain distribution on shares of the fund held by the Investment Option if the ex-dividend date of the Valuation
                                          period just ended;    PLUS or MINUS

                                          3. A per-share charge or credit, as we may determine on the Valuation Date for
                                          tax reserves;   and

                        B is:             1. The net asset value per share of the fund held in the Investment Option as of the last prior Valuation Date ; PLUS or MINUS

                                          2. The per-share unit charge or credit for tax reserves as of the end of the last
                                          prior Valuation Date;   and

                        C is the applicable Investment Optiuon deduction for the Valuation Period.

                        For illustration purposes, a hypothetical monthly net investment factor is calculated as follows:

                     v) The currect year Mortality and Expense (M&E) charge is 0.65%

                        Net
                        Investment                 =          [ 1 + Investment Option Return - Current Year M&E Charge ] (1/12)
                        Factor
                                                   =          [ 1 + 10.54% - 0.65% ]^(1/12)

                                                   =          1.007890104

                      TRAVELERS VARIABLE LIFE ACCUMULATOR
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6


        The following is a detailed representation of the interim policy value calculations during Policy Year 5:

                                  BEGINNING                                                     NET        ENDING
            POLICY     POLICY        POLICY         NET       MONTHLY           COI      INVESTMENT        POLICY
             YEAR       MONTH         VALUE     PREMIUM     DEDUCTION     DEDUCTION          FACTOR         VALUE
             ----       -----         -----     -------     ---------     ---------          ------         -----

               5          1       29,285.72      $7,520          0.00        131.57     1.007890104     36,963.52
               5          2       36,963.52          $0          0.00        131.53     1.007890104     37,122.59
               5          3       37,122.59          $0          0.00        131.50     1.007890104     37,282.96
               5          4       37,282.96          $0          0.00        131.47     1.007890104     37,444.62
               5          5       37,444.62          $0          0.00        131.43     1.007890104     37,607.59
               5          6       37,607.59          $0          0.00        131.40     1.007890104     37,771.89
               5          7       37,771.89          $0          0.00        131.36     1.007890104     37,937.51
               5          8       37,937.51          $0          0.00        131.33     1.007890104     38,104.48
               5          9       38,104.48          $0          0.00        131.29     1.007890104     38,272.80
               5         10       38,272.80          $0          0.00        131.26     1.007890104     38,442.48
               5         11       38,442.48          $0          0.00        131.22     1.007890104     38,613.53
               5         12       38,613.53          $0          0.00        131.19     1.007890104     38,785.97

SURRENDER VALUE

        Surrender Charges depend on the Face Amount of the Policy and on the insured's age at issue.


        Surrender           Surrender                     Initial
        Charge        =     Charge per                    Face
                            $1,000 of               x     Amount
                            Face Amount                   per $1,000


                      =            $2.95            x             $670

                      =     $1,976.50

        Surrender           Ending Policy                 Surrender
        Value         =     Value                   -     Charge

                      =              $38,785.97     -     $1,976.50

                      =              $36,809.47

DEATH BENEFITS

        For death benefit option 1, the death benefit equals the greater of:

                      a) Face amount on the date of death, or

                      b) The percentage of the policy value shown in compliance
                         with Federal Law Provisions

                         For our example, the percentage of the policy value in compliance with Federal Law Provisions is 236%.

        Death
        Benefit at             =        The greater of (236% x End of Year
        the End of                      Policy Value) or $670,000.00
        Year 5
                               =        The greater of $91,534.90 or $670,000.00

                               =                   $670,000

                      TRAVELERS VARIABLE LIFE ACCUMULATOR
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6


HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS

        Monthly Cost-of-Insurance rates vary by policy year.
        M&E charge declines to 0.20% in policy years 16 and after.
        Surrender Charge per $1,000 varies by policy year. The surrender charge per $1,000 after year 10 is $0.
        The rates for the 38 year old illustrated are outlined as follows:

                             Surrender                                   Surrender
                  Policy     Charge                           Policy     Charge
                   Year      Per $1,000                        Year      Per $1,000

                     1            $4.91                          6            $2.46
                     2            $4.42                          7            $1.96
                     3            $3.93                          8            $1.47
                     4            $3.44                          9            $0.98
                     5            $2.95                         10            $0.49

        Death Benefits may exceed the Face Amount according to the compliance with Federal Law Provisions.

                 TRAVELERS VARIABLE LIFE ACCUMULATOR (SERIES 2)
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6

ILLUSTRATED CONTRACT INSURED

   Male age 38 preferred nonsmoker
   $670,000 Face Amount with Death Benefit Option 1
   $8,000.00 planned annual premium paid annually on the policy anniversary

   12% Hypothetical Gross Annual Investment Option Return
   Current Cost-of-Insurance Rates

POLICY VALUE

   ENDING [Beginning Policy Value + Net Premium - Monthly Deduction - COI Deduction] X
   POLICY        = Net Investment Factor

   VALUE

                 = [$28,976.23 + $7,520.00 - $0.00 - $131.63] X
                   1.007890104

                 = $36,651.52

   Derivation of Investment Option Return:               10.54%

                         Gross Investment Option Rate of Return:     12.00%
                    LESS Assumed Asset Charges: *                     1.46%
                                                                    -------
                                                                     10.54%

          * Asset charges vary by Investment Option. Actual asset charges deducted from Gross Annual Rate of Return will vary with the contract holder's allocation of premium and policy value between the available Investment Options. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

   PERIODIC DEDUCTION FOR COST-OF-INSURANCE (COI) AND OTHER CONTRACT CHARGES (EXAMPLE ASSUMES CALCULATIONS ON THE 1ST MONTH OF THE 5TH POLICY YEAR)

   NET PREMIUM   =  Gross Premium          LESS         Premium Expense Charge
                 =           $8,000        LESS         $8,000.00 x 6.00%
                 =           $7,520

         i) Premium Expense Charge equals 6.00% of Gross premiums received.

   MONTHLY
   DEDUCTION     =  Policy Fee + Administrative Expense Charge
                 =                $0.00          +          $0.00
                 =                $0.00

        ii) Policy Fee for this example is $0.00
       iii) Administrative Expense Charge is $0.00 monthly per $1,000 of Face

           Administrative Expense Charge   =   $0.00

   COI

   DEDUCTION     =  Net Amount at Risk        X          COI Rate
                 =  $631,317.52               X          0.00020850000
                 =  $131.63

                 TRAVELERS VARIABLE LIFE ACCUMULATOR (SERIES 2)
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6


        iv) The Currect monthly Cost-of-Insurance rate is 0.00020850000

         Subtotal 1 =  Beginning Policy Value                     PLUS
                       Net Premium                                LESS
                       Monthly Deduction

                    =           $28,976.23 PLUS
                                 $7,520.00 LESS
                                     $0.00

                    =           $36,496.23

         Subtotal 2 =  Corridor Percentage           X            Subtotal 1
                    =        2.36                    X            $28,976.23
                    =  $68,383.90

         Minimum
         Death      =  The greater of Subtotal 2 and the Face Amount
         Benefit
                    =  The greater of $68,383.90 and $670,000.00

                    =  $670,000.00

         Net Amount =  Minimum Death Benefit / 1.0032737          LESS
         at Risk       Subtotal 1

                    =          $667,813.75 LESS
                                $36,496.23

                    =  $631,317.52

   NET INVESTMENT FACTOR

         The Net Investment Factor is calculated each day the New York Stock Exchange is open for trading (a Valuation Date). The period between successive Valuation Dates is called a Valuation Period.

         We determine the Net Investment Factor for any Valuation Period using the following equation: ( A / B ) - C where:

         A is: 1. The net asset value per share of Fund held in the Investment Option as of the Valuation Date; PLUS

                  2. The per share amount of any dividend or capital gain distribution on shares of the fund held by the Investment Option if the ex-dividend date of the Valuation period just ended; PLUS or MINUS

                  3. A per-share charge or credit, as we may determine on the Valuation Date for tax reserves; and

         B is: 1. The net asset value per share of the fund held in the Investment Option as of the last prior Valuation Date ; PLUS or MINUS

         2. The per-share unit charge or credit for tax reserves as of the end of the last prior Valuation Date; and

         C is the applicable Investment Optiuon deduction for the Valuation Period.

         For illustration purposes, a hypothetical monthly net investment factor is calculated as follows:

         v) The currect year Mortality and Expense (M&E) charge is 0.65%

         Net
         Investment =  [1 + Investment Option Return - Current Year M&E
         Factor                                                     (1/12)
                                                             Charge]

                    =  [1 + 10.54% - 0.65%]^(1/12)

                    =  1.007890104

                 TRAVELERS VARIABLE LIFE ACCUMULATOR (SERIES 2)
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6

        The following is a detailed representation of the interim policy value calculations during Policy Year 5:


                       BEGINNING                                                NET      ENDING
   POLICY    POLICY       POLICY        NET       MONTHLY         COI    INVESTMENT      POLICY
    YEAR      MONTH        VALUE    PREMIUM     DEDUCTION   DEDUCTION        FACTOR       VALUE
    ----      -----        -----    -------     ---------   ---------        ------       -----

      5         1      28,976.23     $7,520          0.00      131.63   1.007890104   36,651.52
      5         2      36,651.52         $0          0.00      131.60   1.007890104   36,808.07
      5         3      36,808.07         $0          0.00      131.56   1.007890104   36,965.89
      5         4      36,965.89         $0          0.00      131.53   1.007890104   37,124.98
      5         5      37,124.98         $0          0.00      131.50   1.007890104   37,285.37
      5         6      37,285.37         $0          0.00      131.47   1.007890104   37,447.05
      5         7      37,447.05         $0          0.00      131.43   1.007890104   37,610.04
      5         8      37,610.04         $0          0.00      131.40   1.007890104   37,774.35
      5         9      37,774.35         $0          0.00      131.36   1.007890104   37,940.00
      5        10      37,940.00         $0          0.00      131.33   1.007890104   38,106.98
      5        11      38,106.98         $0          0.00      131.29   1.007890104   38,275.32
      5        12      38,275.32         $0          0.00      131.26   1.007890104   38,445.02

SURRENDER VALUE

        Surrender Charges depend on the Face Amount of the Policy and on the insured's age at issue.

   Surrender           Surrender                               Initial
   Charge        =     Charge per                              Face
                       $1,000 of                    x          Amount
                       Face Amount                             per $1,000


                 =            $2.95                 x                   $670

                 =     $1,976.50

   Surrender           Ending Policy                           Surrender
   Value         =     Value                        -          Charge

                 =            $38,445.02            -          $1,976.50

                 =            $36,468.52

DEATH BENEFITS

   For death benefit option 1, the death benefit equals the greater of:

         a) Face amount on the date of death, or

         b) The percentage of the policy value shown in compliance with Federal Law Provisions

           For our example, the percentage of the policy value in compliance with Federal Law Provisions is 236%.

   Death
   Benefit at    =     The greater of (236% x End of Year Policy Value) or
   the End of          $670,000.00
   Year 5

                 =     The greater of $90,730.26 or $670,000.00

                 =                $670,000

                 TRAVELERS VARIABLE LIFE ACCUMULATOR (SERIES 2)
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6

HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS

   Monthly Cost-of-Insurance rates vary by policy year.
   M&E charge declines to 0.40% in policy years 6-15 and is zero thereafter. Surrender Charge per $1,000 varies by policy year. The surrender charge per $1,000 after year 10 is $0.
   The rates for the 38 year old illustrated are outlined as follows:

                Surrender                                     Surrender
   Policy       Charge                         Policy         Charge
    Year        Per $1,000                      Year          Per $1,000

      1          $4.91                          6              $2.46
      2          $4.42                          7              $1.96
      3          $3.93                          8              $1.47
      4          $3.44                          9              $0.98
      5          $2.95                          10             $0.49

   Death Benefits may exceed the Face Amount according to the compliance with Federal Law Provisions.